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                                                                    EXHIBIT 10.2


                                                  GUARANTEE dated as of November
                                        15, 2001 (this "Guarantee"), by J.P.
                                        MORGAN PARTNERS (23A SBIC), LLC, a
                                        Delaware limited liability company (the
                                        "Guarantor"), for the benefit of the
                                        Lenders (as defined in the Credit
                                        Agreement referred to below).

                  WHEREAS, LPA Holding Corp., a Delaware corporation ("Holdings"), and La Petite Academy, Inc., a Delaware corporation (the "Borrower"), are party to the Credit Agreement dated as of May 11, 1998, as amended or modified from time to time, including without limitation pursuant to the hereinafter defined Amendment (the "Credit Agreement"), among Holdings, the Borrower, the Lenders party thereto, Bank of America, N.A. (formerly NationsBank, N.A.), as Administrative Agent (the "Administrative Agent"), and Chase Bank of Texas, National Association.

                  WHEREAS, Holdings, the Borrower and the Required Lenders have agreed to waive certain defaults under the Credit Agreement and amend certain sections of the Credit Agreement pursuant to Amendment No. 3 to Credit Agreement and Waiver dated as of November 15, 2001 (the "Amendment"), among Holdings, the Borrower and the Required Lenders.

                  WHEREAS, the execution and delivery of this Guarantee by the Guarantor is a condition precedent to the effectiveness of the waivers and amendments set forth in the Amendment.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as set forth below.

         SECTION 2. DEFINED TERMS.

            (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Agreement.

            (b) The following terms shall have the respective meanings assigned below:

                   (i) "Equity Commitment Default" means the failure of Holdings to receive proceeds, in immediately available funds, from the Equity Commitment equal to at least $10,750,000 on or prior to May 14, 2002.

                   (ii) "Guaranteed Obligations" means an amount of Obligations equal to the difference between (x) $10,750,000 and (y) the aggregate amount of gross proceeds received by Holdings, in immediately available funds, from the Equity Commitment on or prior to the earlier to occur of (i) May 14, 2002 and (ii) the occurrence of any Event of Default (other than the Equity Commitment Default) and acceleration of the Obligations.


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                   (iii) "Obligations" means all obligations and indebtedness of
         Holdings, Borrower and the other Loan Parties to Administrative Agent or any Lender arising under the Credit Agreement and the other Loan Documents, whether now existing or hereafter arising, fixed on contingent, including, without limitation, the Loans and LC Exposure.

         SECTION 3. GUARANTEE.

            (a) The Guarantor unconditionally guarantees, as primary obligor and not merely as a surety, the due and punctual payment of the Obligations; provided, however, that the amount of Obligations guaranteed by the Guarantor hereunder shall never exceed the Guaranteed Obligations. Upon the written the request of the Required Lenders following the occurrence of either (i) the Equity Commitment Default or (ii) any other Event of Default which results in the acceleration of the Obligations prior to May 14, 2002, the Guarantor shall pay the Guaranteed Obligations in full in cash within three Business Days following such request for payment. Such payment shall be delivered to the Administrative Agent for the benefit of the Lenders and shall be applied to the Obligations in accordance with clause (o) of Article VII of the Credit Agreement.

            (b) The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lenders to any other Person or to any security held for payment of the Obligations.

         SECTION 4. OBLIGATIONS NOT WAIVED.

         To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Loan Parties of any of the Obligations. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Lenders to assert any claim or demand or to enforce or exercise any right or remedy against the Loan Parties or any other guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document.

         SECTION 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.

         The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations or as otherwise provided for herein), and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that




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would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 6. DEFENSES OF THE LOAN PARTIES WAIVED.

         To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Loan Parties or the unenforceability of the Obligations or any part thereof from any cause, other than the final and indefeasible payment in full in cash of the Obligations.

         SECTION 7. AGREEMENT TO PAY; SUBROGATION.

         In furtherance of the foregoing and not in limitation of any other right that the Lenders have at law or in equity against the Guarantor by virtue hereof, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of the Guaranteed Obligations to the extent required by, and in the manner set forth in Section 2(a) of this Guaranty. Upon payment by the Guarantor of any sums to the Lenders as provided above, the Guarantor shall have no rights against the Loan Parties arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise prior to the indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be turned over to such Person as the Required Lenders shall designate in the exact form received by the Guarantor (duly endorsed by the Guarantor to such designated Person, if required) to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

         SECTION 8. TERMINATION.

         This Guarantee shall automatically terminate without further action of the Guarantor or the Lenders upon the earlier of (x) provided no Event of Default (including, without limitation, the Equity Commitment Default) exists and the Lenders have not accelerated the repayment of the Loans, the time at which Holdings shall have received proceeds from the Equity Commitment equal to at least $10,750,000, (y) full and final payment in cash of the Guaranteed Obligations by the Guarantor to the Lenders and (z) termination of the Credit Agreement and all Commitments thereunder in accordance with the terms thereof and the final and indefeasible payment in cash of the Obligations (other than contingent obligations not yet due and indemnity obligations for claims not made).

         SECTION 9. ASSIGNMENTS; SEVERAL AGREEMENTS.

         Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor or the Lenders that are contained in this Guarantee shall bind and inure to the benefit of each party hereto and their respective successors and permitted assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder without the prior written consent of the Required Lenders.



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         SECTION 10. WAIVERS; AMENDMENT.

         (a) No failure or delay of the Lenders in exercising any power or right in this Guarantee shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. The rights and remedies of the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights or remedies they would otherwise have. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other notice or further notice or demand in similar or other circumstances.

         (b) No provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Required Lenders.

         SECTION 11. GOVERNING LAW.

         ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 12. NOTICES.

         All notices or other communications pursuant to this Guarantee shall be in writing and shall be deemed to be sufficient if delivered, in accordance with
Section 9.01 of the Credit Agreement, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to the Guarantor, to:

                        J.P. Morgan Partners (23A SBIC), LLC
                        c/o J.P. Morgan Partners, LLC
                        1221 Avenue of the Americas, 40th Floor
                        New York, New York 10020
                        Attention: Stephen Murray
                                   Kevin O'Brien
                        Facsimile: 212-899-3401
                        Telephone: 212-899-3400

with a copy to:

                        O'Sullivan LLP
                        30 Rockefeller Plaza, 24th Floor
                        New York, New York 10112
                        Attention: Frederick M. Bachman

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                        Facsimile: 212-728-5950
                        Telephone: 212-408-2400; and

                  (ii) if to any Lender, to its address for notices provided in
         Section 9.01 of the Credit Agreement.

         SECTION 13. SEVERABILITY.

         Whenever possible, each provision of this Guarantee will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by applicable law.

         SECTION 14. FACSIMILE EXECUTION.

         Any counterpart or other signature to this Guarantee that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Guarantee.

         SECTION 15. HEADINGS.

         Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee.

                                     *******



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IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee as of the day and year first above written.


                                    J.P. MORGAN PARTNERS (23A SBIC), LLC

                                    By: J.P. Morgan Partners (23A SBIC Manager),
                                        Inc., its Managing Member


                                    By:   /s/ Eric Wilkinson
                                         -----------------------------
                                         Name:  Eric Wilkinson
                                         Title: Managing Director




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